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                                                                    EXHIBIT 10.9

                                PROMISSORY NOTE


$__________                                                   September __, 1997


     FOR VALUE RECEIVED, NewCom, Inc., a Delaware Corporation ("Maker") promises to pay to Aura Systems, Inc., a Delaware Corporation ("Payee"), or order, the principal sum of ____________________ ($__________), and to pay interest on the unpaid principal balance from this date at the annual rate of nine percent (9%).

     Principal and all accrued interest shall be payable in full on September __, 1997.

     Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Interest not paid when due shall thereafter bear like interest as the principal.

     This Note may be prepayed at any time in full or in part without penalty. All payments under this Note shall be made in lawful currency of the United States of America at the principal offices of Payee at 2335 Alaska Avenue, El Segundo, California 90245.

     If Maker defaults in any payment due under this Note, the entire unpaid principal and accrued but unpaid interest shall, at the option of the holder, become immediately due and payable.

     Maker waives diligence, presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment under it, may be extended by the holder from time to time without in any way affecting the liability of Maker.

     Maker agrees to reimburse the holder of this Note for all costs of collection or enforcement of this Note, whether or not suit is filed (including, but not limited to, reasonable attorneys' fees), incurred by the holder.

     It is the intention of Maker and Payee that the provisions of this Note shall be enforced to the maximum extent possible. Accordingly, if any of the provisions of this Note shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions shall be reformed by the court and enforced to the maximum extent possible. The invalidity or unenforceability of any particular provision of the Note shall not affect the validity or enforceability of any other provisions of this Note.

     ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS NOTE OR THE INTERPRETATION OR PERFORMANCE OF, OR DEFAULT UNDER, THIS NOTE MAY BE INSTITUTED AND LITIGATED IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA.

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MAKER IRREVOCABLY SUBMITS TO THE JURISDICTION OF THOSE COURTS AND WAIVES ANY AND
ALL OBJECTIONS TO JURISDICTION OR VENUE THAT IT MAY HAVE UNDER THE LAWS OF THE STATE OF CALIFORNIA OR OTHERWISE IN THOSE COURTS IN ANY SUIT, ACTION OR PROCEEDING. ANY FINAL JUDGMENT RENDERED AGAINST MAKER IN ANY SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT MATTER OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

     Executed at ____________________, California.


                                  NewCom, Inc., a Delaware Corporation



                                  By _______________________________________

                                  Title ____________________________________

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